                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                 Name Under Which Such
Name                                    State of Incorporation   Subsidiary Does Business
-------------------------------------   ----------------------   ------------------------
Frontier Fund Trading Company I LLC     Delaware                 Same
Frontier Fund Trading Company II LLC    Delaware                 Same
Frontier Fund Trading Company III LLC   Delaware                 Same
Frontier Fund Trading Company IV LLC    Delaware                 Same
Frontier Fund Trading Company V LLC     Delaware                 Same

                                       E-1